UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 24, 2007 (September 18, 2007)

Lightstone Value Plus Real Estate Investment Trust, Inc.
(Exact Name of Registrant as Specified in Charter)

Maryland	333-117367	20-1237795
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

326 Third Street
Lakewood, New Jersey 08701

(Address, including zip code, of Principal Executive Offices)
Registrant's telephone number, including area code: (732) 367-0129

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective September 18, 2007, Michael M. Schurer resigned from his positions as Chief Financial Officer and Treasurer of the Lightstone Value Plus Real Estate Investment Trust, Inc. (which may be referred to herein as the “Registrant,” “we,” “our” or “us”). Jenniffer Collins has been appointed by the board of directors of the Registrant (the “Board”) as interim Chief Financial Officer and interim Treasurer of the Registrant.

Mrs. Collins has served as the Controller for the Lightstone Value Plus Real Estate Investment Trust, Inc. since October of 2006. Mrs. Collins previously served as the Corporate Controller for Orchid Cellmark, Inc., a publicly traded bio-technology company, from February 2004 through October 2006. From August 2001 through January 2004, Mrs. Collins served as the Director of Finance and Investor Relations for Tellium, Inc., an optical switching company which was purchased by Zhone Technologies, Inc. in November of 2003. Prior to that, Mrs. Collins spent two years at Keynote Systems, Inc., a start up internet services company that went public in September of 1998. She has over seven years experience in public accounting including a position with PricewaterhouseCoopers in the audit practice for the real estate group. She earned her CPA in New Jersey in 1993 and graduated with a B.S. in accounting from Lehigh University.

Effective September 24, 2007, David Lichtenstein resigned from his position as President of the Registrant in order to focus on his roles as Chief Executive Officer and Chairman of the Board of Directors of the Registrant.

Also effective September 24, 2007, Stephen H. Hamrick was appointed as President of the Registrant by the Board of Directors. In connection with this new position and pursuant to the requirements of our Bylaws, Mr. Hamrick resigned from his position as Vice President of Investor Relations of the Registrant effective September 24, 2007.

Mr. Hamrick previously served as Vice President of Investor Relations of the Registrant and currently serves as the President & CEO of Lightstone Securities. Prior to joining us in July of 2006, Mr. Hamrick served five years as President of Carey Financial Corporation and Managing Director of W.P. Carey & Co. Mr. Hamrick is a member of the Committee on Securities for the American Stock Exchange and The Board of Trustees of The Saratoga Group of Funds. In the 1990s, Mr. Hamrick developed an electronic trading business utilized by the institutional customers of Cantor Fitzgerald, including brokerage firms and banks, to trade privately held securities; spent two years as CEO of a full-service, investment brokerage business at Wall Street Investor Services, where he executed a turnaround strategy and the ultimate sale of that business; and served as Chairman of Duroplas Corporation, a development stage company building on proprietary technology that enables the production of thermoplastic compounds. From 1988 until 1994, Mr. Hamrick headed up Private Investments at PaineWebber Incorporated and was a member of the firm’s Management Council. From 1975 until joining PaineWebber, he was associated with E.F. Hutton & Company, holding positions ranging from Account Executive to National Director of Private Placements. Mr. Hamrick has served on the Listings Panel for NASDAQ, as Chairman of the Securities Industry Association’s Direct Investment Committee and as Chairman of the Investment Program Association. He is a Certified Financial Planner and was graduated with degrees in English and Economics from Duke University.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIGHTSTONE VALUE PLUS REAL ESTATE INVESTMENT TRUST, INC.

Date: September 24, 2007	By:	/s/ Joseph Teichman
Joseph Teichman
General Counsel